Exhibit 99.1

Imperial Holdings, Inc. Announces Intent to Conduct Rights Offering

Boca Raton, FL, August 30, 2013 – Imperial Holdings, Inc. (NYSE: IFT) (“Imperial” or the “Company”) announced today that it intends to distribute to its common stock shareholders rights to purchase a new series of senior notes. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”), but has not yet become effective. The terms of the rights and the senior notes and the record date to determine those shareholders entitled to receive the rights will be announced at a later date.

These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

The Company intends to distribute the rights, and commence the offering, promptly after its registration statement is declared effective by the SEC. When available, copies of the prospectus relating to the rights offering may be obtained by contacting Phoenix Advisory Partners, the information agent for the rights offering, toll free at 877-478-5038 6201 or by writing to Phoenix Advisory Partners at 6201 15th Avenue, Brooklyn, NY 11219.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction. The rights offering will be made only by means of a prospectus, copies of which will be mailed to all eligible record date shareholders and can be accessed through the SEC’s website at www.sec.gov.

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that, through its operating subsidiaries, provides customized liquidity solutions to owners of illiquid financial assets. Imperial’s primary operating units are Life Finance and Structured Settlements. In its Life Finance unit, Imperial purchases and sells life insurance policies. In its Structured Settlements unit, Imperial purchases from individuals long-term annuity payments issued by highly rated U.S. insurance companies. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Imperial’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors.

Contact:

David Sasso

Imperial Holdings, Inc.

Director- Investor Relations

561.672.6114

IR@imperial.com

www.imperial.com